Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

American Battery Technology Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	5,988,851	(2)	$0.9445	(4)	$5,656,470	$0.00015310	$866
Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	3,000,000	(3)	$0.8028	(5)	$2,408,400	$0.00015310	$369
Total Offering Amount							$8,064,870		$1,235
Total Fee Offsets									$0
Net Fee Due									$1,235

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”) of American Battery Technology Company (the “Registrant”), which become issuable by reason of any stock split, stock dividend, reorganization, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

(2)	Represents 5,988,851 additional shares of Common Stock registered pursuant to the Registrant’s 2021 Equity Incentive Plan (the “Equity Plan”) pursuant to Section 4.3(a) of the Equity Plan. There were 60,000,000 shares available for issuance under the Equity Plan that were previously registered on the Registrant’s registration statement on Form S-8 (Registration No. 333-257800) filed with the Securities and Exchange Commission on July 9, 2021. The 60,000,000 registered shares have been adjusted to reflect the one-for-fifteen reverse stock split that occurred on September 11, 2023.

(3)	Represents shares of Common Stock registered pursuant to the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”).

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $0.9445, the average of the high and low price of the Company’s Common Stock as reported on the Nasdaq Stock Market on November 29, 2024, which is within five business days prior to filing this Registration Statement.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is $0.8028, which is calculated as the average of the high and low price of the Company’s Common Stock as reported on the Nasdaq Stock Market on November 29, 2024, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.